Exhibit 3.56

AMENDED AND RESTATED BYLAWS

OF

FIDELITY NATIONAL CARD SERVICES, INC.

ARTICLE I

OFFICES

Section 1. Registered Office. The registered office shall be in the State of Florida.

Section 2. Other Offices. The Corporation may also have offices at such other places both within and without the State of Florida as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF SHAREHOLDERS

Section 1. Time and Place of Meetings. All meetings of the Shareholders shall be held at such time and place, within or without the State of Florida, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meetings. Annual meetings of Shareholders shall be held on the first Tuesday of April, if not a legal holiday, and if a legal holiday, then on the next business day following, or at such other date as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the Shareholders entitled to vote thereat shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

Section 3. Special Meetings. Special meetings of the Shareholders, unless otherwise prescribed by statute or provided by the Certificate of Incorporation or these bylaws, may be called by the President or the Board of Directors or by the holders of at least 10% of all shares entitled to vote at the meeting. Business conducted at any special meeting shall be confined to the purpose or purposes described in the notice thereof.

Section 4. Notice. Written or printed notice stating the place, day and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than 10 calendar days (20 days in the case of a meeting to approve a plan of merger or exchange) nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the President, the Secretary or the officer or other person calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his or its address as it appears on the share transfer records of the Corporation, with postage prepaid.

Section 5. Quorum. A quorum shall be present at a meeting of Shareholders if the holder or holders of a majority of the shares entitled to vote are present in person, represented by duly authorized representative in the case of a corporation or other legal entity or represented by proxy, unless otherwise provided in the Certificate of Incorporation. Unless otherwise provided in the Certificate of Incorporation or these bylaws, once a quorum is present at a duly constituted meeting of Shareholders, the Shareholders present or represented at the meeting may conduct such business as may be properly brought before the meeting until it is adjourned, and the subsequent withdrawal from the meeting of any shareholder present or represented shall not affect the presence of a quorum at the meeting. Unless otherwise provided in the Certificate of Incorporation or these bylaws, the Shareholders entitled to vote and present or represented at a meeting of Shareholders at which a quorum is not present may adjourn the meeting until such time and to such place as may be determined by a vote of the holders of a majority of the shares represented at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be conducted which might have been conducted at the meeting as originally notified.

Section 6. Voting. With respect to any matter, other than the election of directors or a matter for which the affirmative vote of the holders of a specified portion of the shares is required by statute, the affirmative vote of the holders of a majority of the shares entitled to vote on that matter and represented at a meeting of Shareholders at which a quorum is present shall be the act of the Shareholders, unless otherwise provided in the Certificate of Incorporation or these bylaws. Unless otherwise provided in the Certificate of Incorporation of these bylaws, directors shall be elected by a plurality of the votes cast by the holders of shares entitled to vote in the election of directors at a meeting of Shareholders at which a quorum is present.

Section 7. Method of Voting. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that the Certificate of Incorporation provide for more or less than one vote per share or limit or deny voting rights to the holders of the shares of any class or series or as otherwise provided by statute. A shareholder may vote in person, by duly authorized representative in the case of a corporation or other legal entity or by proxy executed in writing by the shareholder or by his or its duly authorized attorney-in-fact. Each proxy shall be filed with the Secretary of the Corporation prior to the time of the meeting.

Section 8. Action Without Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall have been signed by the holder or holders of all the shares entitled to vote with respect to the action that is the subject of the consent.

ARTICLE III

DIRECTORS

Section 1. Responsibilities. The powers of the Corporation shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, its Board of Directors.

Section 2. Number; Term. The number of directors shall be no less than one (1) and no more than five (5). The number of directors shall be fixed from time to time by the Board of Directors or by the Shareholders at the annual or a special meeting. No decrease in the number of directors shall have the effect of shortening the term of an incumbent director. The directors shall be elected at the annual meeting of the Shareholders, except as provided in Section 3 below. At each annual meeting, the holders of shares entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting. Unless removed in accordance with the Certificate of Incorporation or this Section, each director elected shall hold office for the term for which he is elected and until his successor shall have been elected and qualified. Directors need not be residents of the State of Florida or Shareholders of the Corporation. At any meeting of Shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by the affirmative vote of the holder or holders of a majority of the shares then entitled to vote at an election of directors.

Section 3. Vacancies; Increases. Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by election at an annual or special meeting of Shareholders called for that purpose, by the affirmative vote of a majority of the remaining directors then in office, though less than a quorum, or by a sole remaining director. Each director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by election at an annual or special meeting of Shareholders called for that purpose or by the Board of Directors for a term of office continuing only until the next election of one or more directors by the Shareholders; provided, however, that the Board of Directors may not fill more than two such directorships during the period between any two successive annual meetings of Shareholders.

Section 4. Place of meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.

Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held at such time and at such place as shall from time to time be determined by the Board of Directors. Regular meetings of the Board of Directors may be held without notice.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board of by the President and shall be called by the Secretary on the written request of at least two directors. Written notice specifying the time and place of special meetings shall be given to each director at least three days before the date of the meeting. Such notice may, but need not, specify the purpose or purposes of the meeting.

Section 7. Quorum; Majority Vote. At all meetings, a majority of the number of the directors fixed in the manner provided in these bylaws shall constitute a quorum for the transaction of business unless a greater number is specifically required by statute or provided in the Certificate of Incorporation or these bylaws. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as otherwise specifically required by statute or provided in the Certificate of Incorporation or these bylaws, in which case the express provision shall control. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Minutes. The Board of Directors shall keep regular minutes of its proceedings. The minutes shall be placed in the minute book of the Corporation.

Section 9. Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which shall be comprised of one or more members, and may designate one or more of its members as alternate members of any committee, who may, subject to any limitations imposed by the Board of Directors, replace absent or disqualified members, at any meeting of that committee. Any such committee, to the extent provided in such resolution or in the Certificate of Incorporation or these bylaws, shall have and may exercise all of the authority of the Board of Directors, except as otherwise provided by statute. The designation of such committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed by law. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors.

Section 10. Committee Minutes. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. Such minutes shall be place in the minute book of the Corporation.

Section 11. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at a meeting of the Board of Directors or any committee may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the members of the Board of Directors or committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting.

ARTICLE IV

NOTICES

Section 1. Method. Whenever by statute, the Certificate of Incorporation, these bylaws or otherwise, notice is required to be given to a director or shareholder, and no provision is made as to how the notice shall be given, it shall not be construed to be personal notice, but any such notice may be given: (a) in writing, by mail, postage prepaid, addressed to the director at the last address known by the Corporation for such director or shareholder at the address appearing on the share transfer records of the Corporation, or (b) in any other method permitted by law. Any notice required or permitted to be given by mail shall be deemed given at the time when the same is deposited in the United States mail.

Section 2. Waiver. Whenever by statute, the Certificate of Incorporation or these bylaws, any notice is required to be given to a director or shareholder, a waiver thereof in writing, signed by the person or persons entitled to such notice, or in the case of a corporation or other legal entity by its duly authorized representative, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

ARTICLE V

OFFICERS

Section 1. Number. The officers of the Corporation shall consist of a President and a Secretary, each of whom shall be elected by the Board of Directors. The Board of Directors may also elect such other officers as they deem necessary or desirable, including a Chairman of the Board, a Treasurer, a Controller and one or more Vice Presidents, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers and Assistant Controllers. All officers of the Corporation shall hold office at the pleasure of the Board of Directors. The same person may, at the discretion of the Board of Directors, hold any two or more offices.

Section 2. Appointed Officers. The President or any Executive Vice President may appoint such officers and agents, other than the President and Secretary, as he shall deem necessary or desirable, who shall hold their offices for such terms as the President or the Executive Vice President shall determine.

Section 3. Removal. Any officer elected by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby.

Section 4. Compensation. The compensation of all officers and agents of the Corporation who are also directors of the Corporation shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of all other officers and agents of the Corporation to an officer of the Corporation.

Section 5. Duties. The officers of the Corporation, whether elected or appointed, shall have such authority and shall perform such duties as are customarily incident to their respective offices, or as may be specified from time to time by resolution of the Board of Directors regardless of whether such authority and duties are customarily incident to such office.

ARTICLE VI

CERTIFICATE OF STOCK

Every holder of stock in the Corporation shall be entitled to have a certificate signed by, or in the name of, the Corporation, by the President or any Vice President, and by the Secretary or any Assistant Secretary of the Corporation, certifying the number of shares owned by him in the Corporation.

ARTICLE VII

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Each person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another corporation, partnership, joint venture, sole proprietorship, trust or other enterprise or employee benefit plan (including he heirs, executors, administrators or estate of such person) shall be indemnified by the Corporation to the fullest extent that a corporation is required or permitted to grant indemnification to such person under the Florida General Corporation Law, as the same exists or may hereafter be amended. Reasonable expenses incurred by a director, officer, employee or agent of the Corporation who was, is or is threatened to be made a named defendant or respondent in a proceeding shall be paid or reimbursed by the Corporation, in advance of the final disposition of the proceeding, to the maximum extent permitted under Florida law, as the same exists or may hereafter be amended. The right to indemnification under this Article shall be a contract right. In the event of the death of any person having a right of indemnification under this Article, such right will inure to the benefit of his or her heirs, executors, administrators and personal representatives. The rights under this Article will not be exclusive of any other right which any person may have or hereinafter acquire under any statute, bylaw, resolution of Shareholders of directors, agreement or otherwise.

ARTICLE VIII

GENERAL PROVISIONS

Section 1. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Section 2. Fiscal Year. The fiscal year of the Corporations shall be fixed by resolution of the Board of Directors.

Section 3. Telephone and Similar Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Shareholders, members of the Board of Directors or members of any committee of the Board of Directors may participate in and hold a meeting of such Shareholders, the Board of Directors or committee, as the case may be, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meting is not lawfully called or convened.

Section 4. Distributions and Share Dividends. Subject to statute and any provision of the Certificate of Incorporation, distributions in the form of cash or property or share dividends may be declared by the Board of Directors at any regular or special meeting.

Section 5. Amendment of Bylaws. Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, these bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the Shareholders or the Board of Directors, subject to the Shareholders providing in amending, repealing or adopting a particular bylaw that it may not be amended or repealed by the Board of Directors.

ARTICLE IX

AMENDMENT AND RESTATEMENT

These Amended and Restated Bylaws amend and fully restate any and all previously adopted bylaws of the Corporation, and all such bylaws are hereby revoked and void.

ADOPTED by the sole Shareholder of the Company effective as of the 31st day of January, 2008.

FIDELITY NATIONAL PAYMENT SERVICES, INC.

/s/ Todd C. Johnson
By:	Todd C. Johnson
Title:	Senior Vice President and Secretary

BY-LAWS

OF

FLORIDA SERVICE CENTER, INC.

ARTICLE I. MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting. The annual meeting of the stockholders of this corporation for the election of directors and the transaction of such other business as may properly come before the meeting shall be held on the fourth Friday in January of each year beginning in 1975, or if that day be a legal holiday, on the next succeeding day not a legal holiday or a Sunday. If such annual meeting is not held on the date herein provided for, by oversight or otherwise, a meeting in lieu thereof shall be held as soon thereafter as practical, and any business transacted or election held at such meeting shall be as valid as if transacted or held at the annual meeting.

Section 2. Special Meetings. Special meetings of the stockholders shall be held when called by the president or the board of directors. The president or the board of directors shall call a meeting when requested in writing by stockholders who hold one-third of the stock having the right and entitled to vote at such meeting. A meeting requested by stockholders shall be called for a date not less than ten nor more than sixty days after the request is made. At any special meeting only such business may be transacted as is related to the purpose or purposes set forth in the notice thereof.

Section 3. Place. Meetings of stockholders may be held either within or without the State of Florida.

Section 4. Notice. A written notice of each meeting of stockholders, signed by the secretary, or another officer of the corporation, shall be delivered to each stockholder having the right and entitled to vote at such meeting, either in person or by mail, not less than ten nor more than sixty days before the date set for the meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. Mail, postage prepaid, addressed to the stockholder at his address as it appears on the records of the corporation. The notice shall state the time and place the meeting is to be held and the purpose of the meeting in such specificity as shall be appropriate to advise the stockholders of the general nature of the business to be transacted. Such notice shall be sufficient for that meeting and any adjournment thereof. If any stockholder shall transfer any of his stock after notice, it shall not be necessary to notify the transferee. Any stockholder may waive notice of any meeting either before, at, or after the meeting. The attendance of any stockholder at a meeting, in person or by proxy, without protesting lack of proper notice at the commencement of the meeting, shall constitute a waiver of notice of such meeting.

Section 5. Record Date for Meetings and Other Purposes. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the board of directors may fix a date not less than ten nor more than sixty days prior to the date set for such meeting as the record date as of which the stockholders of record who have the right to and are entitled to notice of and to vote at such meeting and any adjournment thereof shall be determined. If no record date is fixed by the board of directors, and if the meeting is held pursuant to notice, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be. the day on which notice was given in accordance with Section 4 above; if the meeting is not held pursuant to notice, the record date for the determination of stockholders entitled to vote shall be the day on which the meeting is held.

For the purpose of determining the stockholders entitled to receive payment of any dividend or the allotment of any right, or for any other purpose not heretofore specified, the board of directors may fix a date as the record date for such determination of stockholders. If no record date is so fixed by the board of directors, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the resolution of the board of directors relating thereto is adopted.

Section 6. Voting. Every stockholder having the right and entitled to vote at a meeting of stockholders shall be entitled, upon each proposal presented at the meeting to one vote for each share of voting stock recorded in his name on the books of the corporation on the record date fixed as provided in Section 5. A list of stockholders shall be produced at any stockholders’ meeting upon request of any stockholder. Shares of its own stock owned by this corporation shall not be voted directly or indirectly, or counted as outstanding for the purpose of any stockholders’ quorum or vote. Except as otherwise provided by law, the articles of incorporation, or these by-laws, all questions at all meetings of stockholders shall be determined by a majority of the votes cast, where a quorum is present in person or by proxy.

Section 7. Quorum. A majority of the stock entitled to vote, represented in person or by proxy, shall constitute a quorum at any stockholders’ meeting. When a quorum is once present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholder. A majority of stockholders present at a meeting, even if less than a quorum, may adjourn the meeting from time to time and place to place.

Section 8. Proxies. Any stockholder of record having the right and entitled to vote at any meeting of stockholders, or any adjournment thereof, may be represented and vote by a proxy appointed by an instrument in writing. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. If such instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one be present, that one, shall have all the powers conferred by the instrument upon all the persons so designated unless the instrument shall otherwise provide.

Section 9. Validation. When stockholders who hold four-fifths of the voting stock having the right and entitled to vote at any meeting shall be present at such meeting, however called or notified, and shall sign a written consent thereto on the record of the meeting, the acts of such meeting shall be as valid as if legally called and notified.

ARTICLE II. DIRECTORS

Section 1. Function. The business of this corporation shall be managed and its corporate powers exercised by the board of directors.

Section 2. Number. The corporation shall have two directors initially. The number of directors may be increased or diminished from time to time by the holders of a majority of the outstanding stock of the corporation at any regular or special meeting of stockholders, but no decrease shall have the effect of shortening the term of any incumbent director.

Section 3. Qualification. All the members of the board of directors shall be of full age, and at least one shall be a citizen of the United States. It shall not be necessary for directors to be stockholders.

Section 4. Election and Term. The initial board of directors shall hold office until their successors are elected or appointed and have qualified. Thereafter the directors shall be chosen at the annual meeting of the stockholders, by a plurality of the votes cast at such election and shall hold office until their successors are elected or appointed and have qualified.

Section 5. Newly created Directorships and Vacancies. Unless filled by the stockholders at a meeting duly held, newly-created directorships resulting from an increase in the number of directors and vacancies occurring in the board of directors for any reason may be filled by a vote of a majority of the directors remaining in office, although less than a quorum exists. The directors appointed to fill such positions shall serve until their successors are elected or appointed and have qualified.

Section 6. Quorum. The presence of a majority of all the directors shall be necessary at any meeting to constitute a quorum to transact business. The act of a majority of directors present at a meeting where a quorum is present shall be the act of the board of directors.

Section 7. Place of Meetings. Directors’ meetings may be held within or without the State of Florida.

Section 8. Time of Meetings. Meetings of the board of directors shall be held immediately following the annual meeting of stockholders each year, at such times thereafter as the board of directors may fix, and at other times upon the call of the president or two of the directors. No notice of the meeting of the board of directors held immediately following the annual meeting of stockholders shall be required.

Section 9. Notice of Meetings. Notice of each special meeting shall be delivered to each director personally or mailed to his address as it appears on the records of the corporation, not less than 48 hours before the meeting. Notice of a meeting need not be given to any director who submits a signed waiver of notice either before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to him.

Section 10. Executive Committee. The board of directors may, by resolution, designate two or more of their number to constitute an executive committee, who, to the extent provided in such resolution, shall have and may exercise the powers of the board of directors. The board of directors may also designate one (1) or more directors as alternate members of any executive committee, who may replace at any meeting of such committee any absent or disqualified member. In the absence or disqualification of a member of the committee, the remaining member(s) thereof, present at any meeting and not disqualified, may unanimously appoint another member of the board of directors to act at the meeting in the place of the absent or disqualified member.

Section 11. Method of Meeting. Members of the board of directors or an executive committee shall be deemed present at a meeting of such board or committee if a conference telephone or similar communications equipment, by means of which all persons participating in the meeting can hear each other, is used.

Section 12. Resignation or Removal. Any director may resign at any time by giving written notice to the board of directors, the president or the secretary. Any such resignation shall take effect at the time specified therein or, if the time is not specified therein, upon its acceptance by the remaining members of the board of directors, whether or not a quorum exists.

The stockholders, at any meeting called for that purpose, may remove from office any director with or without cause, and elect his successor.

Section 13. Consent of Directors. Any action of the directors or of any committee thereof may be taken without a meeting if consent in writing is signed by all directors, or members of the committee, as the case may be, either before or after such action is taken, and filed with the secretary of the corporation. It is not necessary that all directors sign the same document. Such consent or consents shall have the same force and effect as a unanimous vote of the directors, or the committee, as the case may be.

ARTICLE III. OFFICERS

Section 1. Officers. The officers of the corporation shall be a president, who shall be a director, a secretary and a treasurer, and may include one or more vice presidents, one or more assistant secretaries and one or more assistant treasurers. The officers shall be chosen initially by the board of directors at the organizational meeting of the corporation and thereafter at the first meeting of the board following the annual meeting of the stockholders in each year. The board may appoint other officers, agents and employees who shall have such authority and perform such duties as may be prescribed by the board. All officers shall hold office until their successors shall have been appointed and shall have qualified. Any person may hold two or more offices, except that the president may not also be the secretary or assistant secretary. No person holding two or more offices shall sign any instrument in the capacity of more than one office.

Section 2. President. The president shall be the chief executive officer of the corporation, shall have general and active management of the business and affairs of the corporation subject to the directions of the board of directors, and shall preside at all meetings of the stockholders and board of directors.

Section 3. Vice-Presidents. Each vice president shall have such powers and perform such duties as the board of directors or the president may prescribe. In the absence or inability to act of the president, unless the board shall otherwise provide, the vice president who has served in that capacity for the longest time and who shall be present and able to act, shall perform ail the duties and may exercise any of the powers of the president.

Section 4. Secretary. The secretary shall have custody of, and maintain, all the corporate .records except the financial records, act as transfer agent for the corporation, record the minutes of all meetings of the stockholders and board of directors, deliver or mail notices of meetings, and perform such other duties as may be prescribed by the board of directors or president.

Section 5. Treasurer. The treasurer shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts thereof at the annual meetings of stockholders and whenever else required by the board of directors or president, and shall perform such other duties as may be prescribed by the board of directors or president.

Section 6. Removal of Officers. Any officer, agent or employee of the corporation may be removed by the board with or without cause. Such removal without cause. shall be without prejudice to such person’s contract rights, if any, but the appointment of any person as an officer, agent or employee of the corporation shall not of itself create contract rights.

ARTICLE IV. INDEMNIFICATION

Any person, his heirs, executors or administrators, made, or threatened to be made, a party to any threatened, pending or completed action, or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, his testator or intestate, is or was a director, officer, or employee of this corporation or serves or served any other corporation or other enterprise in any capacity at the request of this corporation, shall be indemnified by this corporation, and this corporation may advance his related expenses, to the full extent permitted by law. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled. The corporation may, upon the affirmative vote of a majority of its board of directors, purchase insurance for the purpose of indemnifying such persons to the extent hereinbefore set forth. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

ARTICLE V. STOCK CERTIFICATES

Section 1. Authorized Issuance. This corporation may issue the shares of stock authorized by its certificate of incorporation and none other,

Section 2. Issuance. Every stockholder shall be entitled to have, for each kind, class or series of stock held a certificate certifying the number of shares thereof held of record by him. Certificates shall be signed by the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary, and sealed with the seal of the corporation. The seal may’ be facsimile, engraved or printed. When such certificate is signed by (a) a transfer agent or an assistant transfer agent, other than the corporation itself, or by (b) a transfer clerk acting on behalf of the corporation and a registrar, the .signature of any of those officers named herein may be facsimile.

Section 3. Form. It shall not be necessary to set forth in any stock certificate the provisions of the certificate of incorporation showing the class or classes of stock authorized to be issued and the distinguishing characteristics thereof. Those provisions may be either (a) summarized on the face or back of the certificate, or (b) incorporated by reference made on the face or back of the certificate, the reference stating that a copy of the provisions, certified by an officer of the corporation, will be furnished by the corporation or its transfer agent, without cost, to and upon request of the certificate holder.

Section 4. Transfer. No transfer of stock shall be valid against this corporation (unless made in accordance with the stock transfer restrictions set forth in Article VI hereof and) until it shall have been registered upon the corporation’s books in the following manner: The person named as the stockholder in the stock certificate, or his attorney in fact so constituted in writing, shall surrender such stock certificate to the corporation appropriately endorsed for transfer.

Section 5. Stock Book. This corporation shall keep at its office in the State of Florida, or in the office of its transfer agent wherever located, a book (or books, if more than one kind, class or series of stock is outstanding) to be known as the stock book, containing the names, alphabetically arranged, with the address, of every stockholder, showing the number of shares of each kind, class or series of stock held of record by him. If the stock book is kept in the office of the transfer agent, the corporation shall keep at its office in the State of Florida, copies of the stock lists prepared from the stock book and sent to it from time to time by the transfer agent. The stock book or books shall show the current status, but if the transfer agent is located elsewhere a reasonable time shall be allowed for transit of mail.

Section 6. Inspection. The stock book or stock lists shall be open for at least three business hours each business day for inspection by any judgment creditor of the corporation or any person who shall have been for at least six months immediately preceding his demand a record holder of not less than one per cent of the outstanding shares of this corporation, or by any officer, director, or any committee or person holding or authorized in writing by the holders of at least five percent of all the outstanding shares of this corporation. Persons so entitled to inspect stock books or stock lists may make extracts therefrom. This right of inspection shall not extend to any person who has used or proposes to use the information so obtained otherwise than to protect his interest in this corporation, or has within two years sold or offered for sale any list of stockholders of this corporation or any other corporation, or has aided or abetted any person in procuring any stock list for any such purpose.

Section 7. Lost, Stolen or Destroyed Certificates. The corporation may issue a new certificate for shares in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the board may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the corporation a bond or such other assurances deemed by the board of directors to be appropriate to indemnify the corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. The board may require such owner to satisfy other reasonable requirements.

ARTICLE VI. STOCK TRANSFER RESTRICTIONS

Section 1. In General. No issued stock of this corporation shall be transferred except in accordance with the provisions of this article. Issuance to and acceptance by a stockholder of shares of stock of this corporation shall constitute an agreement between the stockholder and other stockholders and this corporation that they are bound by the provisions of this article. This article shall apply to transfers by sale, assignment, will, inter-vivos gift, or any other attempt to transfer-the stock.

Section 2. Option to Purchase. If a stockholder or his legal representative, wishes to transfer some or all of his, her, or its shares of stock, said stockholder (or legal representative) shall give written notice of such intention to transfer to the president or secretary of the corporation. Such notice shall set forth the terms and conditions of the proposed transfer and the name of the person or persons to whom the proposed transfer is to be made. Upon filing of the notice, the president or the secretary shall immediately notify the remaining stockholders of the proposed transfer and shall, upon request, furnish said stockholders with all information pertinent thereto. Upon receipt of said notice by the president or secretary of the corporation, an option, shall arise in this corporation to purchase any or all of such stock, which option shall expire in fifteen (15) days. On the expiration of the corporation’s option, an option shall arise in the other stockholders of the corporation to purchase such stock, pro rata, such option to expire in twenty-five (25) days; the optionees may purchase less than all the stock; the optionees may exercise on a pro rata basis the options unexercised or only partially exercised by the other optionees; all such residual options shall expire in thirty (30) days after the expiration of the corporation’s option. The foregoing option shall be exercisable automatically in the event of a threatened or actual transfer by sale under levy of execution, attachment, seizure by a trustee in bankruptcy, the laws of testacy or intestacy, or any other transfers by operation of law, voluntary or involuntary. If any stockholder shall institute voluntary proceedings under any bankruptcy law, or if involuntary proceedings shall be instituted under any such law against any stockholder and an adjudication of bankruptcy entered pursuant thereto, or if any stockholder makes an assignment for the benefit of creditors, or if the stock of any stockholder shall be levied upon under a writ of execution or becomes subject to sale under any legal procedure, the corporation’s option to purchase stock owned by such stockholder shall arise on the date of notification of the secretary of the corporation of the occurrence of any of said events, and must be exercised within 30 days thereafter. Upon the expiration of any unexercised portion of the options referred to above, the stockholder wishing to transfer his remaining shares which were offered as above, shall have the right to sell to any other purchaser such stock upon the terms and at the price offered to the corporation and other stockholders under Section 3 hereof. The right of the stockholder desiring to sell his stock referred to in the preceding sentence shall terminate thirty (30) days after the expiration of the last option of the remaining stockholders referred to above.

Section 3. Purchase Price. The purchase price of stock to be paid by this corporation or by the other stockholders pursuant to this article shall be determined as follows: If the transferor or stockholder (or legal representative) has received a bona fide offer for such stock, the purchase price and terms of the purchase shall be the same as those of such offer. If there is no bona fide offer involved, the purchase price and terms of the sale and purchase shall be by agreement of the transferor stockholder or his or her legal representative and this corporation or the other stockholders, as applicable. In the event no agreement is reached, the corporation and the selling stockholder (or his legal representative) shall each name one arbitrator. If the two arbitrators cannot agree upon the value of the stock, such arbitrators shall appoint a third arbitrator and the decision of a majority of the three arbitrators shall be binding on all parties. Provided, however, the purchase price in the event of any involuntary transfer, except an involuntary transfer caused by the death of a stockholder, shall be book value or market value, whichever is lower, of the stock as determined by the treasurer of this corporation, and such determination by the treasurer shall be conclusive on all parties in the absence of fraud or collusion.

Section 4. Non-assignability and Lapsing of Option Rights. Options granted under this Article VI may not be assigned. Upon the death of any party to whom an option has been granted under the provisions of this article, or if any such party shall institute voluntary proceedings under any bankruptcy law, or if involuntary proceedings shall be instituted under such law against any such party and an adjudication of bankruptcy entered pursuant thereto, or if any party makes an assignment for the benefit of creditors, or if the stock of any stockholder shall be levied upon under a writ of execution or becomes subject to sale under any legal procedure, the option granted to such party shall lapse and fail immediately upon the happening of such event.

Section 5. Notice of Exercise of Option. Any party exercising an option under this Article VI shall give appropriate written notice to the secretary of the corporation and to the stockholder owning the shares subject to the option, stating the number of shares which such party desires to purchase under such option.

Section 6. Notices. Any notice provided for in this Article VI shall be given in writing and shall be delivered personally or sent by U.S. certified mail, and shall be deemed to have been given on the date so personally delivered or on the date postmarked, as the case may be. For all purposes of this article, notices mailed to stockholders at the address as listed with the secretary of the corporation shall be full and complete compliance with the provisions of this article provided, that upon the death or incompetency of any stockholder, notice mailed to the duly appointed and qualified personal representative of such decedent or incompetent, or to the personal representative nominated or appointed in the last will and testament of the decedent, or if none has been so appointed and qualified or nominated, to his or her surviving spouse or to his or her heir or heirs, at the option of the party giving such notice, shall be full and complete compliance with the provisions of this article.

Section 7. Restrictive Legend. There shall be placed on each certificate of stock issued by this corporation the following notice: This certificate of stock is expressly subject to the stock transfer restrictions set forth in the by-laws of this corporation. Reference to the by-laws should be made for the details of such restrictions.

ARTICLE VII. DIVIDENDS

Section 1. Payment. Dividends may be paid to stockholders from the net earnings or from the surplus of the assets over the liabilities including capital, but not otherwise. When the board of directors shall so determine, dividends may be paid in stock.

ARTICLE VIII. SEAL

Section 1. Form. The corporate seal shall have the name of the corporation and the word “seal” inscribed thereon, and may be a facsimile, engraved, printed, or an impression seal.

ARTICLE IX. AMENDMENT

Section 1. By Directors. These by-laws may be amended or repealed and additional by-laws adopted by a majority vote of the entire board of directors, so long as notice of the proposed action is included in any notice prescribed by Article II, Section 9, or waived as provided therein and so long as the proposed action is not inconsistent with any by-laws which may have been adopted by the stockholders.

Section 2. By Stockholders. These by-laws may also be amended or repealed and additional by-laws adopted by a vote of the holders of a majority of the issued and outstanding common stock of the corporation entitled to vote.